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Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3, as amended, (Registration No. 333-128438) of West Pharmaceutical Services, Inc. of our report dated March 7, 2005, except for Notes 3, 7 and 11, as to which the date is August 31, 2005, relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Current Report on Form 8-K dated September 1, 2005. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSE COOPERS LLP PricewaterhouseCoopers LLP
Philadelphia, PA February 16, 2006

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  Exhibit 23(a)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM